Exhibit 99.1

Bruker Announces Preliminary Second Quarter 2012 Revenue and EPS, as well as Planned Earnings Release Date

BILLERICA, Mass.—(BUSINESS WIRE) — July 24, 2012 —  Bruker Corporation (NASDAQ: BRKR) announced today that based upon preliminary financial data the Company expects total second quarter 2012 revenue of approximately $420 million, compared to second quarter 2011 revenue of $401.2 million.

For the second quarter of 2012, Bruker expects to report GAAP EPS in the range of $0.05 - $0.07, and adjusted EPS in the range of $0.11 - $0.13.  The Company’s financial results in the second quarter of 2012 were adversely impacted by a weaker Euro, softening customer demand, especially in Europe, and an increase in spending.  Bruker will provide commentary on its financial results and an updated financial outlook for 2012 in its earnings release on July 31st, 2012.

Bruker to Host Second Quarter Conference Call on July 31, 2012

Bruker Corporation plans to release its second quarter 2012 financial results on Tuesday, July 31st, 2012 before the market opens.  Bruker will then host an operator-assisted earnings conference call that morning at 9:00 AM Eastern Daylight Time.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.

Investors can also listen and participate on the telephone in the US and Canada by calling 800-688-0796, or +1-617-614-4070 outside the US and Canada.  Investors should refer to the Bruker Earnings Call.  A telephone replay of the conference call will be available approximately one hour after the conference call by dialing 888-286-8010 in the US and Canada, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 75583008.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, which exclude amortization of acquisition-related intangible assets, restructuring costs, and fees associated with legal compliance and examinations. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Specific quantifications of the amounts that would be required to reconcile the range of adjusted EPS to the range of GAAP EPS are not available at this point in the closing process. Bruker will provide a detailed reconciliation of GAAP and non-GAAP financial measures when it reports earnings for the three and six months ended June 30, 2012 on Tuesday, July 31st, 2012.  We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements including, among other things, statements regarding Bruker’s expected financial results for the quarter ended June 30, 2012. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements. Bruker’s expectations about its quarterly results are based on preliminary information about the second quarter of 2012 and are subject to revision. Although the quarter is now completed, Bruker is still in the early stages of its standard financial reporting closing procedures. Accordingly, as Bruker completes its normal quarter-end closing and review processes, actual results could differ materially from its preliminary estimates. Factors that could cause Bruker’s actual results to differ materially from those contemplated by these forward-looking statements include, among others: inaccurate data or assumptions; unforeseen expenses; changes in estimates or judgments related to tax liabilities; potential goodwill impairments; potential litigation, bad debts or other contingencies; and facts or circumstances affecting the application of Bruker’s critical accounting policies, including revenue recognition. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. Bruker assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

For Further Information:	Stacey Desrochers, Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: Stacey.Desrochers@bruker.com